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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
NEOPHARM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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***FOR IMMEDIATE RELEASE***

CONTACT:

Larry Kenyon, Chief Financial Officer lkenyon@neophrm.com 847-295-8678 × 210	Paul Arndt, Corporate Communications Manager parndt@neophrm.com 847-295-8678 × 215

NEOPHARM RESPONDS TO KAPOOR CHALLENGE

        LAKE FOREST, Illinois—September 2, 2004—NeoPharm, Inc. (Nasdaq: NEOL) today was notified that John N. Kapoor, a non-independent member of the Company's Board of Directors and ex-Chairman of the Board, has filed with the Securities and Exchange Commission (SEC) documentation to permit him to seek shareholder consent for the removal of the four independent members of the Company's Board of Directors and the replacement of such independent directors with a slate of three directors personally chosen by Mr. Kapoor.

        "The current Board of Directors and Senior Management of NeoPharm are committed to the highest standards of corporate governance," stated Erick Hanson, NeoPharm's Chairman of the Board of Directors. "Our goal to bring our portfolio of promising cancer therapeutics to market has not wavered and our focus will not be distracted by this action."

        "We are greatly disappointed with Mr. Kapoor's chosen course of action," continued Hanson. "Management and the independent directors are strongly committed to the long-term success of the Company. Our strategy will continue to focus on: 1) Reducing expenses; 2) Enrolling patients in our Phase III "PRECISE" trial for IL13-PE38QQR in the treatment of glioblastoma multiforme; and, 3) Prioritizing the projects in our pipeline of drug product candidates with the goal of entering into strategic partnerships to complete the development process."

        NeoPharm currently has a total of six board members, four of whom qualify as independent directors, ensuring that the Board acts in the best interests of its shareholders and holds management accountable and responsible. The independent directors, each of whom Mr. Kapoor is seeking to remove, are: Erick Hanson—Chairman of the Board of Directors; Sander Flaum; Matthew Rogan, MD; and, Kaveh Safavi, MD.

        NeoPharm intends to file a consent revocation statement on Schedule 14A with the SEC in opposition to Mr. Kapoor's consent solicitation. NeoPharm stockholders are urged to read the consent revocation statement carefully when it is filed with the SEC (including any amendments or supplements to the consent revocation statement), as it will contain important information. We strongly urge you not to take any action until you have had an opportunity to carefully review this information. You may obtain a free copy of the consent revocation statement, when it becomes available, by accessing the SEC's website at www.sec.gov, or the Company's website at www.neophrm.com. Stockholders may also obtain a copy without charge when available by requesting a copy in writing from NeoPharm, Inc., 150 Field Drive, Suite 195, Lake Forest, IL 60045, attention Corporate Communications Manager.

        NeoPharm, its executive officers and its directors (other than Mr. Kapoor) may be deemed to be participants in the solicitation of revocations of consents in response to Mr. Kapoor's consent solicitation. Information regarding persons who may be deemed to be participants in such solicitation on behalf of NeoPharm may be found in NeoPharm's proxy statement dated April 29, 2004. You may obtain a copy of the proxy statement without charge by accessing the SEC's website at www.sec.gov, or the company's website at www.neophrm.com.

About NeoPharm

        NeoPharm is a publicly traded biopharmaceutical company dedicated to the research, discovery, and commercialization of new and innovative cancer drugs for therapeutic applications. NeoPharm has built its drug portfolio based on its two novel proprietary technology platforms: a tumor-targeting platform and the NeoLipid™ drug delivery system. The Company has a portfolio of anticancer compounds in various stages of development. Additional information about NeoPharm, recent news releases, and scientific abstracts related to the Company's drug compounds can be obtained by visiting NeoPharm's Website at: www.neophrm.com, or calling Paul Arndt at 847-295-8678x215.

        Forward Looking Statements—This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the

Company's drug development program, including, but not limited to the initiation, progress and outcomes of clinical trials involving IL13-PE38QQR, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug and non-drug compounds, including, but not limited to IL13-PE38QQR, uncertainty regarding the availability of third party lyophilization capacity, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products directly or through independent distributors, the uncertainty of patent protection for the Company's intellectual property or trade secrets and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports on Forms 10-Q. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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NEOPHARM RESPONDS TO KAPOOR CHALLENGE